UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2022

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	86-2708886
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

650 Fifth Avenue

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 521-5097

N.A.

125 West 55th Street

New York, New York 10019

(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Units	MIC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Holdings, LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and Macquarie Infrastructure Holdings, LLC’s obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (“Macquarie Bank”). Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Holdings, LLC. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group company guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

INTRODUCTORY NOTE

On July 21, 2022, pursuant to the previously announced Agreement and Plan of Merger, dated as of June 14, 2021 (the “Merger Agreement”), by and among Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company (the “Company”), AMF Hawaii Holdings, LLC, a Delaware limited liability company (“Parent”) affiliated with Argo Infrastructure Partners, LP (“Argo”), AMF Hawaii Merger Sub, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent (“Merger Sub”), and Macquarie Infrastructure Corporation, a Delaware corporation, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets

At the effective time of the Merger (the “Effective Time”), each issued and outstanding common unit of the Company (“Common Unit”) (other than Common Units held by Parent or Merger Sub, Common Units held by the Company in treasury and Common Units held by any subsidiary of the Company or Parent (other than Merger Sub)) was canceled, ceased to be outstanding and converted into the right to receive $4.11 in cash without interest (the “Merger Consideration”).

At the Effective Time, each restricted stock unit granted by the Company with respect to shares of Company Units (each a “Restricted Stock Unit”) pursuant to the Company’s stock plans (whether vested or unvested) was fully vested, canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, determined by multiplying (i) the Merger Consideration by (ii) the number of Common Units subject to such Restricted Stock Unit immediately prior to the Effective Time.

At the Effective Time, each performance share unit granted by the Company pursuant to the Company’s stock plans was canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, determined in accordance with the terms of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2021 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company notified the New York Stock Exchange (the “NYSE”) on July 21, 2022 that the Merger had been completed and requested that the NYSE delist the Common Units prior to the opening of the NYSE on July 21, 2022. The Company also requested the NYSE to file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Units from the NYSE and the deregistration of the Common Units under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Units will no longer be listed on the NYSE. The Company intends to file with the SEC a Form 15 requesting the suspension of reporting obligations with respect to the Common Units under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information provided in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference. At the Effective Time, each holder of Common Units outstanding immediately prior to the Effective Time ceased to have any rights as a unitholder of the Company (other than the right to receive the Merger Consideration for such units).

Item 5.01.	Changes in Control of Registrant

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a subsidiary of Parent. The total amount of funds used to complete the Merger and related transactions was approximately USD $366.9 million, which was funded by investment funds affiliated with Argo.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors

In connection with the consummation of the Merger and in accordance with the Merger Agreement (and not as a result of any disagreement with the Company), all of the directors of the Company (Martin Stanley, Amanda M. Brock, Norman H. Brown, Jr., Maria J. Dreyfus, Christopher Frost, Ronald Kirk, Henry E. (Jack) Lentz and Ouma Sananikone) ceased to be directors of the Company, effective as of the Effective Time. At the Effective Time, Parent, the managing member of Merger Sub, became the managing member of the Company.

Officers

In connection with the consummation of the Merger, each of the officers of the Company (Christopher Frost, Martin Stanley, Jay Davis, Nick O’Neil and Michael Kernan) resigned and ceased to be officers of the Company, effective as of the Effective Time. Upon the consummation of the Merger, the following individuals were appointed as the executive officers of the Company:

Name	Position
Richard Klapow	President
Hugh Au	Vice President
Kenneth Bonn	Vice President

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 21, 2022, in connection with the consummation of the Merger, the Company changed its name to AMF Hawaii Investments, LLC (the “Name Change”) by filing a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Formation with the Secretary of State of the State of Delaware.

In connection with the consummation of the Merger and in accordance with the Merger Agreement, the Company amended and restated its Amended and Restated Limited Liability Company to reflect the Name Change, the Merger and the new sole member of the Company as a result of the Merger (the “Second Amended and Restated Limited Liability Company Agreement”).

The foregoing descriptions are only a summary of the Certificate of Amendment and the Second Amended and Restated Limited Liability Company Agreement, and are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Second Amended and Restated Limited Liability Company Agreement, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

On July 21, 2022, the Company issued a press release announcing consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Merger Agreement dated June 14, 2021 by and among AMF Hawaii Holdings, LLC, AMF Hawaii Merger Sub, LLC, Macquarie Infrastructure Corporation and Macquarie Infrastructure Holdings, LLC (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on June 15, 2021).
3.1	Certificate of Amendment of Certificate of Formation dated July 21, 2022.
3.2	Second Amended and Restated Limited Liability Company Agreement dated July 21, 2022.
99.1	Press Release dated July 21, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

Date: July 21, 2022	By:	/s/ Richard Klapow
Name: Richard Klapow
Title: President